CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on
Form S-8 of our report dated March 30, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Checkpoint Systems, Inc.’s Annual
Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP
Philadelphia, PA
July 5, 2007